Exhibit 10.20C
Via Hand Delivery

August 28, 2003

Mr. Jim Ross 19 Juhasz Road Norwalk, CT 06854

Re:	World Wrestling Entertainment, Inc. f/k/a Titan Sports, Inc. (“WWE”) -w- Jim Ross/Third Amendment to Employee Agreement

Dear Jim:

Reference is made to that certain agreement between the parties made effective as of October 29, 1996 (“Agreement”), which was subsequently amended by the First Amendment, dated March 12, 2001 and Second Amendment dated June 2, 2003, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Agreement as follows (“Third Amendment”).

1.	The parties hereby agree to amend paragraph 4 entitled “Compensation” to add the following subparagraph (f):

“(f) 1. With regard to those certain products entitled “J.R.’s Barbecue and Grilling Sauce” and “JR’s Roasted Hot Pepper Sauce” (collectively hereinafter “Sauces”), Employee shall be paid an amount equal to thirty five percent (35%) of the “Licensed Sauces’ Net Receipts” received by WWE from the licensing, sublicensing, assignment or sales of the Sauces. For the purpose of this subsection, “Licensed Sauces Net Receipts” shall mean the gross amount received by WWE from the licensing, sublicensing, assignment, or sales of the Sauces less any and all out of pocket expenses or commissions, and any production and/or distribution fees incurred by WWE or its licensing agents in connection with the production and distribution of the Sauces.”

“2. In the event that WWE distributes and sells the Sauces through its direct channels of distribution, (e.g. at a venue, via mail order sales or directly on television, or via the Internet) (hereinafter "Direct Sauces Sales"), Employee shall be paid thirty five percent (35%) of the “Direct Sauces Sales Net Receipts” derived by WWE from such sales. For purposes of this paragraph, “Direct Sauces Sales Net Receipts” means the gross amount received by WWE for sales of such Sauces after deduction of local taxes and applicable arena commission(s) allocated for concession sales and cost of the goods sold.”

2.	All terms not defined herein shall have the same meaning given them in the Agreement. Exceptas expressly modified hereby, the terms and conditions of the Agreement are hereby ratifiedand confirmed without limitation or exception.

Please confirm your acceptance of this Third Amendment as set forth above by signing and notarizing in the space provided on each of the enclosed two (2) copies and return them to

Mr. Jim Ross
Third Amendment to Employee Agreement
August 28, 2003

me. One (1) fully executed copy will be returned to you for your files. Thank you in advance for your prompt attention to this matter.

Very truly yours,

John A. Ruzich
Associate Counsel

cc:	Ed Kaufman Ira Berg Frank Serpe Tom Bergamasco

ACKNOWLEDGED AND AGREED:

WORLD WRESTLING ENTERTAINMENT, INC.		JIM ROSS
(“WWE”)		(“EMPLOYEE”)

By:		By:

	Edward L. Kaufman	Jim Ross
Its:	Executive Vice President and General Counsel
Date:		Date:

Mr. Jim Ross
Third Amendment to Employee Agreement
August 28, 2003

STATE OF CONNECTICUT	)
	)	ss:
COUNTY OF FAIRFIELD	)

      I am a Notary Public for said County and State, and do hereby certify that Jim Ross personally appeared before me this day and acknowledged the due execution of the foregoing instrument to be his free act and deed for the purposes therein expressed.

WITNESS my hand and notarial seal this _____ day of ______________, 2003.

Notary Public
My commission expires: __________________

STATE OF CONNECTICUT	)
	)	ss: Stamford
COUNTY OF FAIRFIELD	)

On ____________________ 2003, before me personally came Edward L. Kaufman, Executive Vice President and General Counsel of World Wrestling Entertainment, Inc., to me known, and known to me to be the individual described in, and who executed the foregoing, and duly acknowledged to me that he is a duly authorized corporate officer of World Wrestling Entertainment, Inc., and that he executed the same on behalf of said Company.

WITNESS my hand and notarial seal this _____ day of __________________________, 2003.

Notary Public
My commission expires: __________________